EXHIBIT 11


                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                (Amounts in thousands, except per-share amounts)

                                                               Three Months Ended             Nine Months Ended
                                                                     September 30                  September 30
                                                       --------------------------    --------------------------
                                                              2003           2002           2003           2002
---------------------------------------------------    -----------    -----------    -----------    -----------
BASIC EARNINGS PER SHARE
Income after taxes                                     $   445,689    $   476,027    $ 1,213,127    $   840,070
Effect of repurchase of Trust Preferred
     Securities                                                (22)           (41)           (41)           (95)
                                                       -----------    -----------    -----------    -----------
Income from continuing operations                          445,667        475,986      1,213,086        839,975
Discontinued operations, net                                    --        (73,762)            --        (77,690)
Cumulative effect of changes in
     accounting principles, net                                  2             --        (68,428)       (94,973)
                                                       -----------    -----------    -----------    -----------

Earnings applicable to common stock                    $   445,669    $   402,224    $ 1,144,658    $   667,312
                                                       ===========    ===========    ===========    ===========


Basic shares
 Weighted average basic common shares
    outstanding                                            384,109        376,755        381,287        375,671
 Issued, unvested restricted stock                             (95)          (282)           (95)          (282)
 Vested, unissued restricted stock                             330             --            330             --
 Deferred shares                                             1,192            315          1,046            284
                                                       -----------    -----------    -----------    -----------
  Basic shares outstanding                                 385,536        376,788        382,568        375,673
                                                       ===========    ===========    ===========    ===========

Basic earnings per share
 Income from continuing operations                     $      1.16    $      1.26    $      3.17    $      2.23
 Discontinued operations, net                                   --           (.19)            --           (.21)
 Cumulative effect of changes in
      accounting principles, net                                --             --           (.18)          (.25)
                                                       -----------    -----------    -----------    -----------

  Basic earnings per common share                      $      1.16    $      1.07    $      2.99    $      1.77
                                                       ===========    ===========    ===========    ===========

DILUTED EARNINGS PER SHARE

Earnings applicable to common stock                    $   445,669    $   402,224    $ 1,144,658    $   667,312
                                                       ===========    ===========    ===========    ===========


Diluted shares
 Basic shares outstanding                                  385,536        376,788        382,568        375,673
 Dilutive effect of exercise of options outstanding          4,403          2,746          3,585          2,632
 Issued, unvested restricted shares                             95            282             95            282
 Deferred, restricted stock                                  1,096            582            761            194
                                                       -----------    -----------    -----------    -----------

  Diluted shares                                           391,130        380,398        387,009        378,781
                                                       ===========    ===========    ===========    ===========
Diluted earnings per share
 Income from continuing operations                     $      1.14    $      1.25    $      3.14    $      2.22
 Discontinued operations, net                                   --           (.19)            --           (.21)
 Cumulative effect of changes in
    accounting principles, net                                  --             --           (.18)          (.25)
                                                       -----------    -----------    -----------    -----------

  Diluted earnings per common share                    $      1.14    $      1.06    $      2.96    $      1.76
===================================================    ===========    ===========    ===========    ===========

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                (Amounts in thousands, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                         Three Months Ended                                 Nine Months Ended
                                                               September 30                                      September 30
                              ---------------------------------------------     ---------------------------------------------
                                              2003                     2002                     2003                     2002
                              --------------------     --------------------     --------------------     --------------------
STOCK OPTIONS
    Number of shares                          None                       23                     None                       21
    Price range per share                                $27.900 -- $29.438                                 $29.063-- $29.438
    Expiration range                                    12/01/07 -- 8/29/11                                12/01/07-- 4/29/08